UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2022

Climate Real Impact Solutions II Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39944	85-4141622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Carnegie Center, Suite 510

Princeton, New Jersey 08540

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (212) 847-0360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Series A common stock, $0.0001 par value, and one-fifth of one redeemable warrant	CLIM.U	New York Stock Exchange
Shares of Class A common stock included as part of the units	CLIM	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50		OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 3.03 of this Current Report on Form 8-K related to the amendment of the Trust Agreement (as defined below) is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the special meeting of stockholders of Climate Real Impact Solutions II Acquisition Corporation (“CLIM”) held on December 8, 2022 (the “Special Meeting”) stockholders of CLIM approved (i) the amendment to the amended and restated certificate of incorporation (the “Amendment”) and (ii) an amendment to the Investment Management Trust Agreement, dated January 26, 2021, by and between CLIM and Continental Stock Transfer & Trust Company, as trustee (the “Trust Agreement”), to allow CLIM to redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (the “Public Shares”) in advance of CLIM’s contractual expiration date of January 29, 2023 by changing the date by which CLIM must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “Business Combination”) from January 29, 2023 to the later of (x) December 8, 2022 or (y) the date of effectiveness of the Amendment (the “Amended Termination Date”).

CLIM filed the Amendment with the Secretary of State of the State of Delaware on December 8, 2022. The foregoing descriptions of the Amendment and the amendment to the Trust Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 3.1 and 10.1, respectively, which are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, a total of 23,622,018 (78.25%) of CLIM’s issued and outstanding shares of common stock held of record at the close of business on November 7, 2022, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals (collectively, the “Proposals”) at the Special Meeting, which are described in more detail in the definitive proxy statement of the Company filed with the Securities and Exchange Commission on November 14, 2022 (as supplemented from time to time, the “Proxy Statement”).

The Charter Amendment Proposal

The Charter Amendment Proposal was approved. The voting results of the shares of the common stock were as follows:

For	Against	Abstentions
23,357,225	264,533	260

The Trust Amendment Proposal

The Trust Amendment Proposal was approved. The voting results of the shares of the common stock were as follows:

For	Against	Abstentions
23,357,225	264,533	260

As there were sufficient votes to approve the Proposals, the “Adjournment Proposal” described in the Proxy Statement was not presented to stockholders.

Item 8.01.	Other Events

Since the Proposals were approved, and because CLIM will not be able to complete an initial Business Combination by the Amended Termination Date, CLIM will be obligated to redeem all Public Shares as promptly as reasonably possible but not more than ten business days after the Amended Termination Date (the “Mandatory Redemption”) and the Company’s warrants will expire worthless. The Company expects to complete the Mandatory Redemption on or around December 9, 2022 at a per-share redemption price of approximately $10.04.

The Company expects to file a certificate of dissolution with the Secretary of State of the State of Delaware on December 9, 2022 following completion of the Mandatory Redemption.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
	3.1	Amendment to Amended and Restated Certificate of Incorporation
	10.1	Amendment to Trust Agreement
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed early wind up of CLIM. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the receipt of the requisite stockholder approval to effect this proposed transaction. These forward-looking statements speak only as of the date of Current Report on Form 8-K, and CLIM expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of CLIM, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to CLIM’s business which may affect the statements made in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2022

Climate Real Impact Solutions II Acquisition Corporation

By:	/s/ John A. Cavalier
Name: John A. Cavalier
Title: Chief Executive Officer and Chief Financial Officer